UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TEVA PHARMACEUTICAL INDUSTRIES LIMITED
(Exact name of registrant as specified in its charter)

Israel	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Basel Street, P.O. Box 3190 Petach Tikva 49131, Israel	N/A
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

American Depositary Shares, each representing one Ordinary Share	New York Stock Exchange, Inc.
Ordinary Shares, NIS 0.1 par value per share*	New York Stock Exchange, Inc.*

* Not for trading, but only in connection with the listing of the American Depositary Shares on the New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-116672

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.  Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration of the American Depositary Shares (the “ADSs”) of Teva Pharmaceutical Industries Limited (the “Registrant”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, in connection with the listing of the ADSs on the New York Stock Exchange, Inc.  The ADSs were previously registered pursuant to Section 12(b) of the Exchange Act by the registration statement on Form 8-A initially filed with the Securities and Exchange Commission on August 31, 1987 (File No. 000-16174).  A description of the ADSs is contained under the heading “Item 12D: Description of Teva American Depositary Shares” in the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, and is incorporated herein by reference.

Item 2.  Exhibits.

1.	Memorandum of Association (1)(2)

2.	Amendment to Memorandum of Association (1)(3)

3.	Restated Articles of Association (1)(4)

4.	Amended Articles of Association (1)(5)

5.	Form of American Depositary Receipt (6)

6.	Amended and Restated Deposit Agreement, dated January 11, 2008, among Teva Pharmaceutical Industries Limited, The Bank of New York, as depositary, and the holders from time to time of shares (6)

__________________________________________

1.	English translation or summary from Hebrew original, which is the official version.
2.	Incorporated by reference to Exhibit 3.1 to Teva’s Registration Statement on Form F-1 (Reg. No. 33-15736).

3.	Incorporated by reference to Teva’s Form 6-K filed on July 28, 2011.
4.	Incorporated by reference to Teva’s Registration Statement on Form F-3 (Reg. No. 333-102259).
5.	Incorporated by reference to Teva’s Registration Statement on Form F-4 (Reg. No. 333-128095).
6.	Incorporated by reference to Teva’s Registration Statement on Form F-6 (Reg. No. 333-116672).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED
Date: May 23, 2012	By:	/s/ Eyal Desheh
	Name:	Eyal Desheh
	Title:	Chief Financial Officer